UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 12, 2021
Vail Resorts, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware		001-09614	51-0291762
(State or Other Jurisdiction of Incorporation or Organization)		(Commission File Number)	(I.R.S. Employer Identification No.)

390 Interlocken Crescent
Broomfield,	Colorado		80021
(Address of Principal Executive Offices)			(Zip Code)

(303)	404-1800
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	MTN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On October 12, 2021, Vail Resorts, Inc. (the “Company”) began entering into indemnification agreements with its executive officers and directors. The indemnification agreements require the Company to indemnify directors and officers and to advance expenses on behalf of such director or officer in respect of proceedings in which they are involved by reason of their corporate status and establish the procedures by which a director or executive officer may request and receive indemnification or advancement. The agreements are in addition to other rights to which a director or officer may be entitled under the Company’s certificate of incorporation, bylaws and applicable law.

The foregoing summary description of the indemnification agreements is not intended to be complete and is qualified in its entirety by the complete text of the form indemnification agreement filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

In connection with the entry into an Indemnification Agreement with the Company as described in Section 1.01 above, Mr. Katz’s prior Indemnification Agreement with the Company, dated October 15, 2008, was replaced and deemed terminated.

Item 9.01. Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Form of Indemnification Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vail Resorts, Inc.
Date: October 13, 2021	By:	/s/ David T. Shapiro
David T. Shapiro
Executive Vice President, General Counsel & Secretary